UNCONDITIONAL GUARANTY

As of December 23, 2004
East Lyme Housing Ventures, LLC
c/o Wellsford Real Properties, Inc.
535 Madison Avenue
New York, New York 10022
(Hereinafter referred to as “Borrower”)

Wellsford Real Properties, Inc.
535 Madison Avenue
New York, New York 10022
(Hereinafter referred to as “Guarantor”)

Wachovia Bank, National Association
300 Main Street
Stamford, Connecticut 06901
(Hereinafter referred to as “Bank”)

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank and its affiliates, relating to that certain $8,352,921.00 commercial revolving loan, and that certain $12,824,074.00 development loan from Bank to Borrower, each of even date herewith (collectively, the “Loan”), evidenced by that certain Commercial Revolving And Construction Loan Agreement of even date herewith between Borrower and Bank (the “Loan Agreement”), including, but not limited to, all obligations under any notes, loan agreements, security agreements, letter of credit reimbursement agreements, swap agreements (as defined in 11 U.S. Code § 101) and the Loan Documents (as defined below) relating thereto, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof (collectively with the obligations of Guarantor described below, the “Guaranteed Obligations”). Initially capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Guarantor hereby further unconditionally and irrevocably guarantees to Bank and its successors and assigns that: (a) Borrower shall construct, equip and complete the Project in accordance with the Plans and Specifications and in accordance with the Loan Agreement on or before the date set forth therein; (b) Borrower shall fully and punctually pay and discharge any and all costs, expenses and liabilities for or in connection with the construction, equipment and completion of the Project as the same may become immediately due and payable, and also pay and discharge all proper claims and demands for labor and materials and services used for or in connection with the construction, equipment and completion of the Project; (c) subject to the contest rights and thresholds set forth in the Loan Agreement, the Property and the Project shall be and remain free and clear of all liens from any and all persons, firms, corporations or other entities furnishing materials, labor or services in the construction, equipment or completion of the Project; and (d) Borrower shall fully and punctually comply with the all the terms, covenants and conditions on its part to be complied with under the Loan Documents.

In the event that the Project is not completed and paid for or is not free of all liens, claims and demands upon the completion thereof, as guaranteed herein, (a) Guarantor agrees to fully indemnify Bank and save Bank harmless from all costs and damages that Bank may suffer by reason thereof; (b) in the event that Bank shall (i) cause any construction or equipment of the Project to be done, (ii) pay any costs in connection with the construction or equipment of the Project, or (iii) cause any such lien, claim or demand to be released or paid, then Guarantor agrees to reimburse Bank for all sums paid and all costs and expenses incurred by it in connection therewith; and (c) Guarantor agrees, if requested by Bank, to complete or cause the completion of the construction and equipment of the Project in accordance with the Loan Agreement and the Plans and Specifications.

In addition to the above, the Guaranteed Obligations shall further include the full and prompt payment and performance when due of all present and future liability, obligations and indemnifications whatsoever, of Borrower to Bank under and pursuant to the sections of the Loan Documents relating to “Hazardous Materials”, with such interest as may accrue thereon and such other charges as may be due in connection therewith, whether such obligations now exist or arise hereafter. Guarantor agrees that, if Borrower does not pay said liability, obligations and indemnifications relating to Hazardous Materials, for any reason, Guarantor shall immediately make such payments. Guarantor’s liability, obligations and indemnifications relating to Hazardous Materials shall remain in effect for so long as Borrower’s liability, obligations and indemnifications remain in effect pursuant to the Loan Documents, provided, however, that the foregoing liability, obligations and indemnifications shall in all events expire two (2) years after the Loan has been paid in full if at that time no claim has been made and is pending against Borrower or Guarantor with respect thereto.

Guarantor further covenants and agrees:

GUARANTOR’S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Bank (and, with respect to swap obligations, its affiliates) may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank (and, with respect to swap obligations, its affiliates) and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Bank (and, with respect to swap obligations, its affiliates) make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank or its affiliates preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that Bank’s obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever to which Guarantor may be entitled; (g) the right to assert against Bank or its affiliates any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Bank or its affiliates; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank or its affiliates’ lien on any collateral, of the Loan Documents, or of any other guaranties held by Bank; (i) any right to which Guarantor is or may become entitled to be subrogated to Bank or its affiliates’ rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Bank or its affiliates against Borrower or any security which Bank or its affiliates now has or hereafter acquires, until such time as the Guaranteed Obligations have been fully satisfied beyond the expiration of any applicable preference period; (j) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (k) the right to marshalling of Borrower’s assets or the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that Guarantor has relied upon Guarantor’s own due diligence in making an independent appraisal of Borrower, Borrower’s business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon Bank or its affiliates for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Bank and its affiliates that on and after the date hereof: (a) the fair saleable value of Guarantor’s assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) except as otherwise disclosed to Bank, since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement; and (e) at such reasonable times as Bank requests, Guarantor will furnish Bank and its affiliates with such other financial information as Bank and its affiliates may reasonably request.

INTEREST AND APPLICATION OF PAYMENTS. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations. Monies received from any source by Bank or its affiliates for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank and its affiliates.

DEFAULT. If any of the following events occur, a default (“Default”) under this Guaranty shall exist: (a) failure of timely payment or performance of the Guaranteed Obligations or a default under any Loan Document beyond the expiration of any applicable grace or cure period; (b) a breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with Bank or its affiliates, whether now existing or hereafter arising; or (c) the loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against Guarantor.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice, other than Guaranteed Obligations under any swap agreements (as defined in 11 U.S.C. § 101) with Bank or its affiliates, which shall be governed by the default and termination provisions of said swap agreements, and, Bank and its affiliates may exercise any rights and remedies as provided in this Guaranty and other Loan Documents, or as provided at law or equity. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank’s and its affiliates’ reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor (“Subordinated Debt”) to any and all obligations of Borrower to Bank or its affiliates now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank and its affiliates have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations shall be continuing on or as of the payment date; (b) Guarantor will endeavor to either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to Bank; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. Organization; Powers. Guarantor (i) is (a) an adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, limited liability company or other legal entity (as indicated below), duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party. Applicable Law; Conflict Between Documents. This Guaranty shall be governed by and construed under the laws of the state named in Bank’s address shown above without regard to that state’s conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. Guarantor’s Accounts. Except as prohibited by law, Guarantor grants Bank and its affiliates a security interest in all of Guarantor’s accounts with Bank and its affiliates. Jurisdiction. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank’s address shown above. Severability. If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other Loan Documents. Notices. Any notices to Guarantor shall be sufficiently given if in writing and mailed or delivered to Guarantor’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, 300 Main Street, Stamford, Connecticut 06904, Attention: Real Estate Financial Services, or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Guarantor changes Guarantor’s address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to Bank by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. Amendments, Waivers and Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank and Guarantor. No waiver by Bank or its affiliates of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank or its affiliates in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank or its affiliates with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. Partnerships. If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term “Guarantor” includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. Loan Documents. The term “Loan Documents” refers to all documents executed in connection with or related to the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code § 101).

LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

CONNECTICUT PREJUDGMENT REMEDY WAIVER. EACH GUARANTOR ACKNOWLEDGES THAT THE TRANSACTIONS GUARANTEED BY THIS GUARANTY ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE BANK’S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

FINANCIAL COVENANTS. Guarantor agrees to the following provisions from the date hereof until final payment in full of the Guaranteed Obligations, unless Bank shall otherwise consent in writing, using the financial information for Guarantor, its subsidiaries, affiliates and its holding or parent company, as applicable: Net Worth.  Guarantor shall maintain an aggregate net worth of not less than $75,000,000.00 measured quarterly calculated in accordance with generally accepted accounting principles (“GAAP”) based on Guarantor’s 10Q and 10K statements. This net worth requirement shall be reduced on a dollar-for-dollar basis by each dollar of its stock that Guarantor repurchases, down to a minimum of $50,000,000.00. In the event Guarantor’s stock is no longer publicly traded, the minimum aggregate net worth of Guarantor may be reduced to $15,000,000.00, but only if Guarantor deposits the sum of $2,000,000.00 cash with Bank as collateral for Guarantor’s obligations hereunder. Failure of Guarantor to deposit said sum with Bank, or a reduction of Guarantor’s net worth below $15,000,000.00, shall constitute a Default hereunder. Liquidity Requirement.  Guarantor shall maintain aggregate Liquid Assets of not less than $10,000,000.00, measured quarterly based on Guarantor’s 10Q and 10K statements and if Guarantor’s stock is no longer publicly traded, calculated in accordance with GAAP. “Liquid Assets” shall mean the sum of all unencumbered and unrestricted cash, time deposits and marketable securities.

FINANCIAL AND OTHER INFORMATION. Guarantor shall deliver to Bank within thirty (30) days after submission of same to the Securities and Exchange Commission, copies of its 10Q and 10K statements.

NEGATIVE COVENANTS.  Guarantor agrees that from the date of this Agreement and until final payment in full of the Guaranteed Obligations, unless Bank shall otherwise consent in writing, Guarantor will not:  Default on Other Contracts or Obligations. Default on any material contract with, or obligation when due to, a third party or default in the performance of any obligation to a third party incurred for money borrowed in connection with the Project that is the subject of the Loan.

PERSONAL FINANCIAL STATEMENTS. Intentionally Omitted.

TAX RETURNS. Guarantor shall deliver to Bank, within 30 days of filing, complete copies of its federal and state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns. In the event an extension is filed, Guarantor shall deliver a copy of the extension within 30 days of filing.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS GUARANTY

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.

WELLSFORD REAL PROPERTIES, INC.
By:	/s/ William H. Darrow II
William H. Darrow II Its Vice President Federal Tax ID No. 13-3926898